Exhibit 99.1

Jasper Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., November 10, 2025 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter ended September 30, 2025 and provided a corporate update.

“With a number of data events expected in the coming months, we remain focused on advancing our programs in chronic urticaria and continue to believe that briquilimab has the potential to serve as a highly differentiated therapeutic in mast cell disease based on the results we’ve generated thus far,” said Ronald Martell, President and Chief Executive Officer of Jasper. “Our investigation into anomalous efficacy results observed in the 240mg Q8W and the 240mg/180mg Q8W cohorts of the BEACON study is nearing completion, and we are encouraged by the determination that the results seen in these two cohorts do not appear to be related to any issues with drug substance or drug product. We plan to complete the investigation and report final conclusions in the fourth quarter of this year. We also plan to report initial data from the ETESIAN study in allergic asthma in the fourth quarter and now plan to report data from additional patients enrolled in the BEACON study, along with updated data from CSU and CIndU patients enrolled in the open-label extension study, in the first half of the first quarter of 2026.”

Highlights for Third Quarter 2025 and Recent Weeks

●	Provided an update on the ongoing investigation into the confounded efficacy results reported in July 2025 from the 240mg Q8W and the 240mg followed by 180mg Q8W cohorts of the BEACON study in CSU. Based on the work conducted to date, Jasper believes the anomalous efficacy results in these two cohorts do not appear to be related to drug substance (“DS”) or drug product (“DP”) manufacturing or distribution processes. This conclusion reflects, among other factors:

o	A comprehensive review of manufacturing and distribution records;

o	Robust testing of multiple lots across the manufacturing and clinical supply chain;

o	Independent, blinded testing of returned drug product samples from trial sites; and

o	Review of stability samples from the lots used in the two cohorts compared against other lots.

With no evidence of DS or DP issues, the ongoing investigation is now focused on clinical site activity, including:

o	Patient selection and enrollment processes;

o	Investigational product handling and administration at the site level;

o	Drug delivery methods (for example, injection site, needle and injection media); and

o	Additional patient and site-level data review.

●	Jasper plans to report final conclusions from the investigation in the fourth quarter of 2025, supported by a key opinion leader panel that will review findings and provide clinical and chemistry, manufacturing and controls recommendations for integration into the planned Phase 2b CSU study.

●	Continued to enroll additional patients across the 240mg/180mg Q8W and 240mg Q8W cohorts of the BEACON study, and continued to enroll CSU and CIndU patients in the open-label extension (OLE) study as they rolled off the BEACON and SPOTLIGHT studies. Jasper expects that the additional data from these BEACON cohorts and from the OLE study, anticipated in the first half of the first quarter of 2026, should be adequate to complete dose selection for the planned Phase 2b CSU study, which is now expected to commence mid-2026.

●	Successfully completed a $30 million underwritten offering of common stock and warrants, which extends Jasper’s cash runway through the first half of 2026.

Third Quarter Fiscal 2025 Financial Results

●	Cash and cash equivalents as of September 30, 2025, totaled $50.9 million.

●	Research and development expense for the three months ended September 30, 2025, was $14.4 million.

●	General and administrative expense for the three months ended September 30, 2025, was $4.8 million.

●	Jasper reported a net loss of $18.7 million, or basic and diluted net loss per share attributable to common stockholders of $1.13 for the three months ended September 30, 2025.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor KIT, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU, CIndU, and asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in both CSU and CIndU. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU and asthma and its potential to be a highly differentiated therapy in mast cell disease; Jasper’s investigation into anomalous efficacy results observed in the 240mg Q8W and the 240mg/180mg Q8W cohorts of the BEACON study and timing for completing the investigation and reporting final conclusions; anticipated data events in the coming months, including the expected timing of reporting initial data from the ETESIAN study in allergic asthma and reporting data from additional patients enrolled in the BEACON study and updated data from CSU and CIndU patients enrolled in the open-label extension study; the belief that additional data from BEACON cohorts and the open-label extension should be adequate to complete dose selection for the planned Phase 2b CSU study; the expected timing for completing dose selection for the planned Phase 2b CSU study; and Jasper’s cash runway. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; the risk that Jasper’s investigation into the confounded efficacy results from the 240mg Q8W and the 240mg followed by 180mg Q8W cohorts of the BEACON study in CSU may be inconclusive or may not lead to the anticipated conclusion; the risk that Jasper may be unable to raise capital to continue its operations and continue the BEACON study; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)

Jasper Therapeutics

650-549-1454

agray@jaspertx.com

Joyce Allaire (investors)

LifeSci Advisors

617-435-6602

jallaire@lifesciadvisors.com

Molly Devlin (media)

Real Chemistry

443-416-6675

mdevlin@realchemistry.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses
Research and development(1)	$14,391	$14,455	$51,744	$36,049
General and administrative(1)	4,775	5,434	16,300	14,905
Total operating expenses	19,166	19,889	68,044	50,954
Loss from operations	(19,166)	(19,889)	(68,044)	(50,954)
Interest income	342	1,284	1,403	4,120
Change in fair value of warrants liability	2,099	—	2,099	—
Other expense, net	(2,011)	(32)	(2,158)	(114)
Total other income, net	430	1,252	1,344	4,006
Net loss and comprehensive loss	$(18,736)	$(18,637)	$(66,700)	$(46,948)
Net loss per share attributable to common stockholders, basic and diluted	$(1.13)	$(1.24)	$(4.18)	$(3.25)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	16,635,784	15,000,516	15,968,203	14,442,637

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Research and development	$938	$1,420	$3,452	$3,249
General and administrative	486	578	1,600	1,400
Total	$1,424	$1,998	$5,052	$4,649

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$50,899	$71,637
Prepaid expenses and other current assets	3,665	4,174
Total current assets	54,564	75,811
Property and equipment, net	1,102	1,875
Operating lease right-of-use assets	1,236	976
Restricted cash	417	417
Other non-current assets	150	820
Total assets	$57,469	$79,899

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,166	$4,027
Current portion of operating lease liabilities	1,703	1,089
Accrued expenses and other current liabilities	10,172	10,121
Total current liabilities	21,041	15,237
Non-current portion of operating lease liabilities	—	724
Warrant liability	22,593	—
Other non-current liabilities	2,264	2,264
Total liabilities	45,898	18,225

Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional paid-in capital	319,137	302,541
Accumulated deficit	(307,569)	(240,869)
Total stockholders’ equity	11,571	61,674
Total liabilities and stockholders’ equity	$57,469	$79,899

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